UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: July 24, 2020

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. OTHER EVENTS.

Oragenics Inc. (the “Company”) provides an update on the recent exercise of certain outstanding warrants.

Warrant Exercises. Of the Company’s previously reported remaining outstanding warrants to acquire 4,294,500 shares of Common Stock at an exercise price of $1.00 per share issued in connection with its July 2018 public offering (the “2018 Warrants”), an additional 750,000 warrants have been exercised through July 24, 2020. In addition, of the Company’s previously reported outstanding warrants to acquire 9,583,334 shares of Common Stock at an exercise price of $0.90 per share issued in connection with its March 2019 public offering (the “2019 Warrants”), 4,787,365 warrants have been exercised through July 24, 2020. The warrant exercises have provided aggregate gross proceeds to the Company of $5,058,628.

Additional Consideration Payment. In connection with the Company’s previously disclosed acquisition of Noachis Terra Inc. (“NTI”) the Company is obligated to pay additional consideration to NTI’s former stockholder determined and based upon the exercise of the Company’s 2018 Warrants and 2019 Warrants. As a result of the exercises the Company is obligated to pay $1,199,225 of the aggregate gross proceeds the Company received to NTI’s former stockholder.

Common Stock Outstanding. As of July 24, 2020, the Company has 60,900,168 shares of Common Stock issued and outstanding inclusive of the aforementioned warrant exercises.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 27th day of July, 2020.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer